                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                   ----------

Date of Report:                                 Date of earliest event reported:
OCTOBER 1, 2002                                               SEPTEMBER 30, 2002
---------------                                               ------------------

                                 EUROTECH, LTD.
             (Exact name of registrant as specified in its charter)

                                    000-22129
                                    ---------
                            (Commission File Number)

DISTRICT OF COLUMBIA                                             33-0662435
--------------------                                             ----------
(State or other                                                (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                          10306 EATON PLACE, SUITE 220
                                FAIRFAX, VA 22033
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (703) 352-4399


Item 5.  Other Events

         Eurotech, Ltd. ("Eurotech"), announced today that it has been informed by the major shareholder of SwissRay International Inc. ("Swissray"), that both Swissray and its major shareholders have entered into a letter of intent with a U.S. based private equity firm to acquire all of the outstanding shares of Swissray's capital stock.

         The letter of intent provides for a limited exclusivity period, during which time Swissray and its major shareholders are prohibited from negotiating with any other potential buyer, including Eurotech. As a result, until the expiration of such exclusivity period, no further action shall be taken by Eurotech or Swissray with respect to a potential acquisition by Eurotech of a majority controlling interest in Swissray pursuant to a non-binding non-exclusive letter of intent previously executed by Eurotech and Swissray. While Eurotech maintains an interest in pursuing an acquisition of the majority controlling interest in Swissray, as previously disclosed, there can be no assurances that any such transaction may occur given the recent revelation of a suitor for the entire company. Management will actively monitor the situation as it develops since it believes there are synergies achievable between Eurotech and Swissray.

         In light of the current suspension of negotiations with Swissray, Eurotech has revised its plan for compliance required for acceptance by the American Stock Exchange ("Amex") and Amex allowed Eurotech additional time for its submission to October 2, 2002. While the revised plan excludes the Swissray transaction, management feels that the plan will comply with the continued listing requirements of Amex.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Eurotech, Ltd. has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date:    October 1, 2002

                                                EUROTECH, LTD.

                                                By: /s/ Don V. Hahnfeldt
                                                    ----------------------------
                                                    Don V. Hahnfeldt
                                                    President